Exhibit 12(a)

MANULIFE FINANCIAL CORPORATION

CALCULATION OF EARNINGS TO FIXED CHARGES RATIOS

(Canadian Dollars in Millions)

(Canadian GAAP)

	For the Six Months Ended June 30,		For the Twelve Months Ended December 31,
	2009		2008	2007	2006	2005	2004
Earnings (a):
Income (loss) before minority interest in consolidated subsidiaries, income or loss from equity investees and provision for income taxes	$(433.7)		$699.7	$5,464.0	$5,200.3	$4,138.8	$3,316.4
Add: fixed charges	451.3		910.0	893.4	780.1	688.5	562.3
Add: distributed income of equity investees	48.2		327.0	238.9	261.4	357.9	122.9
Less: preference security dividend requirements of consolidated subsidiaries	0.0		0.0	6.9	7.0	6.9	12.8

Earnings	$65.8		$1,936.7	$6,589.4	$6,234.8	$5,178.3	$3,988.8

Fixed Charges:
Interest expensed and capitalized (b)	$451.3		$909.9	$886.1	$767.2	$675.0	$544.1
Interest on element of rental	0.0		0.1	0.4	5.9	6.6	5.4
Preference security dividend requirements of consolidated subsidiaries	0.0		0.0	6.9	7.0	6.9	12.8

Total Fixed Charges	$451.3		$910.0	$893.4	$780.1	$688.5	$562.3

Ratio of Earnings to Fixed Charges	0.1	(c)	2.1	7.4	8.0	7.5	7.1

(a)	For the purpose of calculating the ratio of earnings to fixed charges, “earnings” represent income or loss before minority interest in consolidated subsidiaries, income or loss from equity investees and provision for income taxes, plus fixed charges and distributed income of equity investees, less preference security dividend requirements of consolidated subsidiaries. “Fixed charges” consist of (i) interest expensed and capitalized (other than dividends on liabilities for preferred shares accounted for as interest expense, interest expense on claims, interest expense on pension, and deficiency interest), which includes interest related to the Capital Trust Pass-Through Securities Units (“TruPS”) and the Manulife Financial Capital Securities (“MaCS”), and amortization of premiums, discounts and capitalized expenses related to indebtedness; (ii) the portion of rental expense that management believes is representative of the interest component of lease expense; and (iii) preference security dividend requirements of consolidated subsidiaries.

(b)	In June 2003, the Canadian Institute of Chartered Accountants issued Accounting Guideline AcG-15, “Consolidation of Variable Interest Entities” (“AcG 15”), which was effective for MFC and its subsidiaries on January 1, 2005. AcG 15 sets out the application of consolidation principles to variable interest entities (“VIEs”) which are subject to consolidation on the basis of exposure to the majority of their variable interests, as opposed to the basis of control by ownership of voting interests. MFC determined that Manulife Financial Capital Trust (the “Trust”) is a VIE and that MFC is not the Trust’s primary beneficiary. As a result, the Trust, which issued Cdn$1 billion of MaCS, was deconsolidated as of January 1, 2005, and the senior debentures issued to the Trust by MFC’s direct wholly-owned subsidiary, The Manufacturers Life Insurance Company (“MLI”), have been reported in liabilities for preferred shares and capital instruments in MFC’s audited comparative consolidated financial statements prepared in accordance with generally accepted accounting principles in Canada, (“Canadian GAAP”), for the years ended December 31, 2008, December 31, 2007, December 31, 2006, and December 31, 2005. This deconsolidation increased interest expensed and decreased non-controlling interest in subsidiaries by Cdn$34 million in the six months ended June 30, 2009 and Cdn$67 million in 2008, 2007, 2006, 2005 and 2004. The outstanding MaCS continue to form part of the Tier 1 regulatory capital for MLI. In addition, commencing January 1, 2005, MFC has included interest related to the TruPS in interest expense. Both of these changes were applied retroactively to the year ended December 31, 2004 for the purposes of calculating the earnings to fixed charges ratios. The TruPS were redeemed on February 1, 2007.

(c)	Due to MFC’s loss in the six months ended June 30, 2009, the ratio coverage was less than 1:1. MFC would have needed additional earnings of Cdn$386 million to achieve a coverage of 1:1.

MANULIFE FINANCIAL CORPORATION

CALCULATION OF EARNINGS TO FIXED CHARGES RATIOS

(Canadian Dollars in Millions)

(Continued)

(Including Interest Credited to Policyholders)

(U.S. GAAP)

	For the Six Months Ended June 30,	For the Twelve Months Ended December 31,
	2009	2008		2007	2006	2005	2004
Earnings (a):
Income (loss) before minority interest in consolidated subsidiaries, income or loss from equity investees and provision for income taxes	$1,360.9	$(1,500.6)		$3,919.5	$3,912.9	$4,507.8	$3,294.1
Add: fixed charges	1,564.2	2,163.6		3,641.8	3,435.3	3,555.5	2,437.0
Add: distributed income of equity investees	48.2	327.0		238.9	261.4	357.9	122.9
Less: preference security dividend requirements of consolidated subsidiaries	0.0	0.0		6.7	6.7	7.3	12.7

Earnings	$2,973.3	$990.0		$7,793.5	$7,602.9	$8,413.9	$5,841.3

Fixed Charges:
Interest expensed and capitalized (b)	$451.4	$934.7		$856.3	$768.3	$674.9	$543.9
Interest on element of rental	0.0	0.1		0.4	5.9	6.6	5.4
Preference security dividend requirements of consolidated subsidiaries	0.0	0.0		6.7	6.7	7.3	12.7
Interest credited to policyholders	1,112.8	1,228.8		2,778.4	2,654.4	2,866.7	1,875.0

Total Fixed Charges	$1,564.2	$2,163.6		$3,641.8	$3,435.3	$3,555.5	$2,437.0

Ratio of Earnings to Fixed Charges	1.9	0.5	(c)	2.1	2.2	2.4	2.4

(a)	For the purpose of calculating the ratio of earnings to fixed charges, “earnings” represent income or loss before minority interest in consolidated subsidiaries, income or loss from equity investees and provision for income taxes, plus fixed charges and distributed income of equity investees, less preference security dividend requirements of consolidated subsidiaries. “Fixed charges” consist of (i) interest expensed and capitalized (other than dividends on liabilities for preferred shares accounted for as interest expense, interest expense on claims, interest expense on pension, and deficiency interest), which includes interest related to the TruPS and the MaCS, and amortization of premiums, discounts and capitalized expenses related to indebtedness; (ii) the portion of rental expense that management believes is representative of the interest component of lease expense; (iii) preference security dividend requirements of consolidated subsidiaries; and (iv) interest credited to policyholders.

(b)	Included in interest expensed and capitalized are interest related to the TruPS and interest on the senior debentures issued by MLI to the Trust which issued the MaCS. The TruPS were redeemed on February 1, 2007.

(c)	Due to MFC’s loss in 2008, the ratio coverage was less than 1:1. MFC would have needed additional earnings of Cdn $1,174 million to achieve a coverage of 1:1.

MANULIFE FINANCIAL CORPORATION

CALCULATION OF EARNINGS TO FIXED CHARGES RATIOS

(Canadian Dollars in Millions)

(Continued)

(Excluding Interest Credited to Policyholders; Net of Interest Rate and Currency Swaps)

(U.S. GAAP)

	For the Six Months Ended June 30,	For the Twelve Months Ended December 31,
	2009	2008	2007	2006	2005	2004
Earnings (a):
Income (loss) before minority interest in consolidated subsidiaries, income or loss from equity investees and provision for income taxes	$1,360.9	$(1,500.6)	$3,919.5	$3,912.9	$4,507.8	$3,294.1
Add: fixed charges	462.2	926.9	854.8	767.2	652.5	524.0
Add: distributed income of equity investees	48.2	327.0	238.9	261.4	357.9	122.9
Less: preference security dividend requirements of consolidated subsidiaries	0.0	0.0	6.7	6.7	7.3	12.7

Earnings (loss)	$1,871.3	$(246.7)	$5,006.5	$4,934.8	$5,510.9	$3,928.3

Fixed Charges:
Interest expensed and capitalized, net of interest rate and currency swaps related to debt issued for capital and funding purposes (b)	$462.2	$926.8	$847.7	$754.6	$638.6	$505.9
Interest on element of rental	0.0	0.1	0.4	5.9	6.6	5.4
Preference security dividend requirements of consolidated subsidiaries	0.0	0.0	6.7	6.7	7.3	12.7

Total Fixed Charges	$462.2	$926.9	$854.8	$767.2	$652.5	$524.0

Ratio of Earnings to Fixed Charges	4.0	-0.3 (c)	5.9	6.4	8.4	7.5

(a)	For the purpose of calculating the ratio of earnings to fixed charges, “earnings” represent income or loss before minority interest in consolidated subsidiaries, income or loss from equity investees and provision for income taxes, plus fixed charges and distributed income of equity investees, less preference security dividend requirements of consolidated subsidiaries. “Fixed charges” consist of (i) interest expensed and capitalized (other than dividends on liabilities for preferred shares accounted for as interest expense, interest expense on claims, interest expense on pension, and deficiency interest), which includes interest related to the TruPS and the MaCS, and amortization of premiums, discounts and capitalized expenses related to indebtedness, net of interest rate and currency swaps related to debt issued for capital and funding purposes; (ii) the portion of rental expense that management believes is representative of the interest component of lease expense; and (iii) preference security dividend requirements of consolidated subsidiaries.

(b)	Included in interest expensed and capitalized are interest related to the TruPS and interest on the senior debentures issued by MLI to the Trust which issued the MaCS. The TruPS were redeemed on February 1, 2007.

(c)	Due to MFC’s loss in 2008, the ratio coverage was less than 1:1. MFC would have needed additional earnings of Cdn $1,174 million to achieve a coverage of 1:1.

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